Annual Meeting of Shareholders

We have prepared a brief slide show to present highlights of 2010 including successful activity in the debt markets, our core operating performance, financial results and recent development activities.

Debt Maturities Entering 2010

2010 Maturities

— None

2010 Maturities

— Clarendon construction loan

Matures 11/2011, two 9-month extensions

2012 Maturities

— Fixed-rate debt

$111 million outstanding, due 10/2012, secured by 9 shopping centers

In light of the favorable long-term interest rate environment over the past year and the potential for future interest rate increases, we have focused on refinancing all of our near term debt maturities with long term mortgage debt.

We started 2010 with $576 million of fixed-rate mortgage debt, none of which was scheduled to mature in 2010 or 2011.

We had our Clarendon Center construction loan maturing in late 2011.

2012 maturities of fixed-rate debt totalled $111 million—in a pooled mortgage secured by 9 shopping centers, with an interest rate of 7.7%.

Debt Transactions — 2010

2	new non-recourse loans totalling $63 million

— Thruway and Ravenwood

Each loan generated net cash proceeds, $17 million in total

Pre-payment costs of $5 million

Avg 11.4-year term, 25-year amortization, 5.93% rate

During 2010, we completed 2 new long term non-recourse mortgage loans totalling $63 million to pay-off a portion of the $111 million in loans maturing in 2012. After loan closing costs and early pre-payment penalties of approximately $5 million, we netted $17 million of cash proceeds.

The new loans mature in 2020 and 2025, and the weighted average interest rate is 5.9%, compared to the 7.7% existing rate for the debt that was paid-off.

Debt Transactions - 2011
Clarendon Center Mortgage
– $125 million, 15-year term, 25-year amortization, 5.31% rate
– $20 million cash proceeds sufficient to complete construction
Seven Corners Mortgage
– $73 million, 15-year term, 25-year amortization, 5.84% rate
– Projected closing April 2012, $10 million cash proceeds
– No prepayment costs, 6 shopping centers remain unencumbered
Saul Centers

During the 1st quarter 2011, we replaced our Clarendon Center construction loan with long-term financing. The new 15-year, $125 million loan has a 5.31% interest rate and 25 year amortization. The loan proceeds repaid the $104 million outstanding under the construction loan, and provided net cash proceeds of $20 million, which is expected to fund the remaining tenant buildout costs.

We most recently entered into an agreement to borrow $73 million secured by the Seven Corners shopping center. As background, in 1997 we entered into a $147 million mortgage loan with Nomura, secured by a pool of 9 shopping centers. This was our largest loan and is scheduled to mature in October 2012. During 2010, we refinanced Thruway and Ravenwood from this pool, leaving 7 assets, the largest being Seven Corners. The new 15-year loan will not close until April 2012, but we locked the interest rate at 5.84%. Proceeds from this loan will be used to pay-off the remaining Nomura debt and provide cash of $10 million. The remaining six shopping centers, including White Oak, Hampshire Langley, Great Eastern, Southside, Giant Center and Belvedere will be left free and clear.

4

Mortgage Debt Maturities

March 31, 2011

Weighted average maturity of mortgage debt 10.7 years

Year Debt Matures

(Excludes scheduled amortization, includes Seven Corners April 2012 financing)

Subject to the May 2012 closing of the Seven Corners loan, our mortgage debt maturities are shown here.

Over the next seven years, from 2011 through 2017, our total maturities are $98 million. No more than $80 million will mature in any single year between now and 2027.

Five properties secure the loans maturing in 2013, the most significant of which is our flagship office building-601 Pennsylvania Avenue. The 601 Pennsylvania Avenue loan will have a balance of $23 million at maturity, and recent market comparables indicate a value near $200 million.

As of May 2012, twenty of our 55 operating properties will be held free and clear of debt. In our view, we think these properties are worth somewhere between $400 to $425 million.

Debt Summary

March 31, 2011

n	97% fixed rate, nonrecourse debt
n	Average mortgage debt interest rate is 6.2%
n	Interest coverage = 2.7 times
n	$150 million credit line, none drawn
n	Over $33 million in cash balances

97% of our debt is now fixed rate, non-recourse property debt.

The weighted average interest rate is 6.2%.

Our property operating income provides an interest expense coverage of 2.7 times.

We have a $150 million revolving credit line which matures in June 2012, with a one-year extension to June 2013. There are no outstanding borrowings under the line.

As of March 31,2011, we had $33 million in cash.

Capital structure Highlights

Year End

As of March 31, 2011, we had a total combined debt and equity capitalization of approximately $2 billion, compared to $1.4 billion 5 years ago.

Total debt is currently $741 million, represented here in blue.

Preferred stock, of $180 million, shown here in yellow, represents about 9% of our capital base. Both issues are perpetual and $100 million is currently callable by the Company, with the balance of $80 million callable beginning in March 2013.

Our capital structure now has a leverage ratio of approximately 37% debt to total capitalization.

Clarendon Center

n	244 luxury apartments
n	42,000 SF ground floor retail
n	170,000 SF Class “A” office
n	2 city blocks adjacent to Metro station
n	Amenities include indoor pool, fitness center, community room

At year end 2010, construction at our Clarendon Center development was substantally completed. The project includes a residential tower with 244 luxury apartment units, 42,000 square feet of street-level retail stores and 170,000 square feet of office space, all located on two blocks adjacent to the Clarendon Metro station in Arlington County, Virginia.

Clarendon is one of the premier residential and commercial submarkets in the metropolitan Washington, DC area.

The above photo captures just one of the many fantastic views of downtown Washington from the upper floors of the project.

Clarendon Center

South Block

Here is a shot of Clarendon Center South. The first residential leases for the 244 apartments were signed in November 2010, prior to construction completion. Tenants began occupying the building on December 26, 2010, and as of today, all but 2 apartments are leased and only 10 units remain unoccupied.

All of the ground floor retail space is leased—tenants include Circa Restaurant and Burke & Herbert Bank. Trader Joe’s is expected to have permits issued to begin construction within the next 30 days.

Approximately 45,000 square feet of office space remains to be leased in this block.

Clarendon Center

North Block

The North Block contains ground floor retail under 5 stories of office space. The 68,000 square foot Airline Reporting Corporation anchors this block, commencing operations in March 2011. The retail space is 100% leased to restaurant and other small shop service oriented tenants.

A total of 25,000 square feet of office space remains in the north block.

While the initial operating results of Clarendon Center were a drag on first quarter earnings, the successful lease-up of the residential and retail space will continue to improve the property operating results through the balance of 2011.

Acquisitions

Rockville Pike, Rockville, Maryland

A moment about acquisitions. There are limited opportunities in the market to continue to acquire grocery anchored shopping centers at prices that we consider to be attractive for investment.

However, during late 2010, we were able to acquire two retail locations on Rockville Pike, adjacent to the White Flint Metro Station. Shown here is an aerial of the White Flint area. The Metro Station can be seen at the top of the photo circled in green and our two sites are outlined in red.

1

Acquisitions

11503 Rockville Pike, Rockville, Maryland

Metro Pike Center, Rockville, Maryland

The first, on the east side of Rockville Pike is a 20,000 square foot retail property, fully leased to two tenants, Staples being the anchor.

The second, on the west side, is a 67,000 square foot multi-tenant retail property that is 89% leased.

The price for the two was $50 million, and we assumed $16 million in debt. While providing an acceptable current cash flow yield, the real attraction of these sites is the future development rights. The sites are zoned for over 1.0 million square feet of mixed-use space. While we do not anticipate redeveloping the properties in the foreseeable future, the convenient Metro location of these two assets should provide an attractive future redevelopment opportunity.

2

Geographic Mix & Property Type

2010 Property Operating Income

Looking at our overall portfolio, our geographic focus continues to be in the metropolitan Washington, DC market.

Over 85% of our 2010 property operating income was generated in the metropolitan Washington, DC/Baltimore area. This focus continues to be our strength in this period of economic crisis. With nationwide unemployment still at 9% in early 2011, the Washington area jobless rate is approximately 6%.

The retail component of our portfolio’s income was 79%, with office producing 21%.

3

Overall Portfolio Leasing Percentage

(Excluding properties under development)

The economic challenges of the past few years continue to impact our portfolio’s operating performance, primarily as a result of decreased leasing percentage as shown here.

Our leasing percentage declined from a peak annual average of 96.8% during 2006, to 91.9% during 2010, and 90.2% during the 1st quarter of 2011.

Deal volume in the retail portfolio has increased since early 2010, stabilizing the retail leasing percentages over the past year. The occupancy decline in the 1st Quarter of 2011 was largely caused by office vacancies.

Retail Leasing Summary

(Excluding properties under development)

With the decline in overall consumer spending, retailers continue to struggle with declining sales and limited access to capital. Declining retail sales lead to higher vacancies and lower rental rates. We expect rental rate pressures to remain until overall occupancy rebounds and tenant sales begin to increase.

On a same space basis, retail rental rate increases over expiring rents averaged 8.7% for the 5 year period prior to 2008. The most recent year of same space rent increases was 2008, with very strong 10.1% increases in new and renewal rents. Retail rents decreased by 1.2% in 2009 and by 6.8% in 2010. The first quarter of 2011 was down 10%.

Retail Same Property NOI Growth

Over the five years from 2003 to 2007, we achieved average annual retail net operating income growth of 2.8% on a same property basis.

Retail same property growth averaged 1.2% during 2008. Since then, same property operating income has declined, dropping 3.5% in 2009 and 0.7% in 2010. (The above figures exclude the impact of a $1.9 million collection in early 2010 of past due rents from a former anchor tenant).

The declines were primarily the result of increased small shop vacancy and higher credit loss reserves for tenants struggling to make rent payments.

Most of the increased vacancies were closings of shop tenants consisting primarily of restaurants, tanning salons, small fitness centers and video stores. Much of this weakness continues to be concentrated in our Loudoun County, Virginia and our Florida properties.

Shopping Centers

(2010)

Harris Teeter, Lansdowne Town Center

48 retail properties generate 79% of property operating income

32 centers are grocery anchored & produce 84% of retail operating income

Tenants reported sales averaging $322 per square foot

Grocers reported sales averaging $482 per square foot

During 2010, property operating income from our 48 retail properties produced 79% of overall operating income.

32 of our centers are anchored by a food store, and these grocery-anchored properties produced 84% of our retail operating income.

Total retail sales for the portfolio, from tenants who report sales, were $322 per square foot in 2010, a decrease of 1% from 2009, an improvement from a 3.1% decrease a year earlier.

Grocery store sales are a key driver of customer traffic in neighborhood centers. The overall sales volume reported by our grocery stores averaged $482 per square foot, with same store sales flat from 2009 levels.

Favorable Demographics

Average household income within three mile radius of Saul Centers’ retail properties exceeds the national average

Saul Centers Avg. $98,400

National Avg. $70,200

Source: U.S. Census Bureau, Census 2000 ESRI forecasts for 2010.

The long-term success of our core portfolio hinges largely on prime infill locations.

Saul Centers’ demographics are well above the national averages.

Saul Centers’ properties 3-mile trade areas have average household incomes of $98,400, compared to the national average of $70,200.

Our 3 and 5 mile population counts average 94,000, and 228,000, respectively, which are representative of very strong infill locations.

Core Shopping Centers

(2010)

Smallwood Village Center, Waldorf, MD

221 retail leases signed (180 prior year)

67% renewal rate compared to 71% previous 3 years

Over 1,000,000 square feet leased

Lease volume increased but rental rates are decreasing

While anchor tenants provide the traffic to the centers, small shop leasing is a major driver of growth in our business.

During 2010, we executed 221 new and renewal leases representing over 1,000,000 square feet of space.

Over the past three years, 71% of the tenants whose leases expired have renewed their leases, a strong retention rate. The 2010 rate was slightly lower at 67%.

Lease volumes have increased over the past year, however as previously mentioned, rental rates have declined. We expect continued rental rate pressure until market occupancy rates again reach pre-2008 levels.

Major Retail Tenants

Top 10 retail tenants provided only 20% of 2010 Revenue

Tenant Name

Locations

SF %

2010 Revenue

Giant Food

7

4.6%

4.3%

Safeway

8

4.4%

3.1%

Capital One Bank

20

0.8%

2.8%

CVS

6

1.2%

1.8%

Publix

5

2.7%

1.7%

Lowe’s Home Center

2

2.9%

1.6%

Harris Teeter

3

1.6%

1.5%

Home Depot

2

2.7%

1.4%

Super Fresh

2

1.1%

1.1%

Office Depot

4

1.4%

0.9%

Totals

59

23.4%

20.2%

A diverse retail tenant base minimizes exposure to any one tenant’s credit.

Of 2010 rental revenue, only Giant Food, at 4.3%, Safeway at 3.1% and Capital One Bank at 2.8% accounted for more than 2% of total Company revenue.

Our top 10 tenants comprise only 20% of total revenue, with 58% of this revenue generated by supermarkets, a very stable source of income.

Retail Bankruptcies

3	Retail tenants in bankruptey provided 1.8% of 2010 Revenue

Tenant Name

Locations

SF %

2010 Revenue

Super Fresh

2

1.1%

1.1%

Borders Books

1

0.2%

0.5%

Blockbuster

4

0.1%

0.2%

Totals

7

1.4%

1.8%

The recent bankruptcies of chain’s such as Blockbuster Video, A&P operating as Super Fresh, and Border’s Books will continue to put pressure on the shopping center industry. Rents from these three tenants in our portfolio amounted to 1.8% of our 2010 annual revenues.

Blockbuster has vacated 2 of its 4 stores and has entered into lease renewals to retain the others.

Borders at Thruway has not included our single lease in its list of store closings.

Superfresh has closed its Lumberton, New Jersey store and at the end of April rejected this lease as part of its bankruptcy. Their second lease with us is subleased to Super H Grocery at Fairfax, one of the top sales volume grocers in our portfolio.

Seven Corners

Seven Corners, Falls Church, Virginia

I’ll now review leasing and operations at a few of our significant assets.

Seven Corners is a 568,000 square foot community shopping center in Falls Church, Virginia.

It is anchored by a Shoppers Food Warehouse and a Home Depot.

During 2010, we added a free-standing 6,000 square foot Red Robin family restaurant on the Route 7 side of the center. On the center’s Route 50 side, a 28,000 square foot furniture store vacated in April 2011, and we have released their space to Ski Chalet, relocating from a near-by Arlington location and scheduled to open this fall.

The center is our largest retail property as measured both by square footage and operating income, and is our top producing shopping center with over $170 million in annual sales reported by our tenants.

An indicator of the strength of this location, the leasing percentage of Seven Corners has remained above 98% during each of the last five years.

Lansdowne Town Center

Lansdowne Town Center, Leesburg, Virginia

Lansdowne Towne Center is a 189,000 square foot, Harris Teeter anchored shopping center, located off Route 7, near Leesburg, Virginia.

We completed our development of Lansdowne in 2007, our fourth shopping center in Loudoun County.

Despite the relative prosperity of Loudoun County, small shop retailers have struggled for the past few years.

Occupancy fell to a low point of 87% in the first quarter of 2011. While leasing activity has rebounded somewhat in the past six months, Lansdowne has lost four restaurant operators in the past 12 months.

We own four centers in Loudoun County, totaling over 700,000 square feet of space. Loudoun has been one of our most impacted markets, as the turmoil in the housing market has caused dramatically decreased retail sales, and tenant delinquencies at many restaurants, health fitness centers and other discretionary type retail uses.

Our overall Loudoun County leasing percentage was just below 90% at March 31, 2011.

Westview Village

Westview Village, Fredrick, Maryland

We constructed Westview Village on MD Route 85 in Frederick, MD in 2009.

This development includes 60,000 square feet of retail shop space, 30,000 square feet of professional office space, and 11,000 square feet of pad space.

Leasing was slow throughout 2010, with 36% of the 100,000 square feet leased as of December 2010. Activity has improved, and we have signed an additional 14,000 square feet of space since the first of the year, bringing the total leased to just under 50%.

Southdale

Southdale, Glen Burnie, Maryland

Southdale is a 484,000 square foot community shopping center located in Glen Burnie, MD, south of Baltimore.

The center is anchored by Home Depot, Marshall’s, Value City Furniture, and a Fresh World grocery store.

Southdale had our only Circuit City store, which vacated 37,000 square feet in 2009 with their corporate liquidation.

We released 20,000 square feet of this box to Gallo Clothing, a chain of 18 off-price clothing stores in the Mid-Atlantic region.

Southdale is currently 94% leased.

Thruway

Thruway, Winston Salem, North Carolina

Thruway is generally regarded as the leading community shopping center in Winston-Salem, North Carolina.

This 363,000 square foot shopping center is anchored by Harris Teeter and Stein Mart, and has of number of nationally recognized tenants such as Rite Aid, Hanesbrands, Talbots, Borders Books, Chicos, Joseph Banks, Ann Taylor, Coldwater Creek and most recently, Carter’s Kids.

Earlier this quarter, Bed, Bath and Beyond vacated a 28,000 square foot store. Thruway is currently 90% leased, largely as a result of this box vacancy. We are in discussions with several tenant prospects for this space.

Office/Mixed-Use Properties

1.6 million square feet

21% of property operating income

Property operating income decreased 7.5% in 2010

n	40,000 square foot tenant vacated Van Ness Square

601 Pennsylvania Ave, Washington DC

Van Ness Square, Washington DC

Our office/mixed-use space totals over 1.6 million square feet.

Operating income in the office/mixed-use portfolio was 21% of our total property operating income in 2010.

On a same property basis, the office property income decreased 7.5% over 2009 levels, primarily due to a 40,000 square foot tenant at Van Ness defaulting on rent payments and vacating their space at year end 2010. While we have a few tenant prospects, lease-up of this space is expected to take time and this vacancy will likely continue to affect property income results throughout 2011.

Washington Square

Washington Square, Old Town Alexandria, Verginia

Also at year-end 2010, leases expired for two full floor users totalling 64,000 square feet at our Washington Square building in Alexandria, Virginia. Due to business contraction, these tenants required only 15,000 square feet of space collectively upon renewal. As a result, we had an additional 40,000 square feet to lease at this project. A total of 6,000 square feet has been leased, but 2011 results will again be negatively impacted by this vacancy.

Office markets throughout the region are generally slow in tenant expansion prospects entering 2011.

Funds From Operations (FFO) & Dividends

Current dividend of $.36/share equates to an annual dividend of $1.44/share.

FFO results for the past 10 years are highlighted here.

Compounded annual FFO growth per share from 2001 through 2007 was 4.8%. Beginning in 2008, we have experienced FFO declines due to the economic downturn’s impact on our portfolio and several non-recurring events.

After increasing the common stock dividend from 2005 to 2008, we reduced the January 2009 dividend by 17%, from a quarterly amount of $0.47 per share to $0.39 per share. In October 2009 we decreased the payout to the current $0.36 per share.

Dividend as a % of FFO

Over the past 5 years, we paid out an average of 66% of our FFO as dividends. As you may know, REITs are required to pay out 90% of taxable income. We have followed a policy of setting the common stock dividend approximately equal to taxable income, to comply with these REIT regulations, and not pay federal corporate income tax. In this uncertain economic climate, this practice has allowed us to maintain the maximum amount of excess cash flow to fund development activities or to retire debt.

Taxable income declined during the past year, largely due to non-recurring, loan pre-payment costs of $5 million in conjunction with extending our debt maturities, however the Board chose to maintain our dividend throughout 2010. We paid dividends equal to 68% of our 2010 FFO

Total Shareholder Return

(assumes reinvestment of dividends)

Our 10-year compounded total return now averages 15.1% per year and our 5-year total return is 4.4% per year.

Saul Centers

NYSE Symbol: B F S

We remain committed to, and confident in, the long-term performance of our core retail and office properties.

Our balance sheet is strong, and we are prepared to endure the potential for continued economic stress.

Forward-looking Statements

This presentation contains forward-looking statements within the meaning of the federal securities laws. These statements are generally characterized by terms such as “believe,” “expect” and “may.”

Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those given in the forward-looking statements as a result of changes in factors which include, among others, the following:

• continuing risks related to the challenging domestic and global credit markets and their effect on discretionary spending;

risks related to our tenants’ ability to pay rent and our reliance on significant tenants;

risks related to our substantial relationships with entities affiliated with our senior management;

risks of financing, such as increases in interest rates, restrictions imposed by our debt, our ability to meet existing financial covenants and our ability to consummate planned and additional financings on acceptable terms;

risks related to our development activities;

risks that our growth will be limited if we cannot obtain additional capital;

risks that planned and additional acquisitions or redevelopments may not be consummated, or if they are consummated, that they will not perform as expected;

risks generally incident to the ownership of real property;

risks related to our status as a REIT for federal income tax purposes; and

such other risks as described in Part I, Item IA of our Form 10-K for the year ended December 31, 2010.